UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2018

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

000-54716	27-0863354
(Commission File Number)	(IRS Employer Identification No.)

10006 Liatris Lane, Eden Prairie, MN 55347

(Address of principal executive offices and zip code)

952-237-7412

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On May 17, 2018, NeuroOne Medical Technologies Corporation (the “Company”) received cash gross proceeds from two unsecured loans, each represented by a promissory note, for $168,000 total. The loans are interest free and require that we repay the principal in full on the earlier to occur of (i) May 17, 2019 or (ii) the closing of an equity round of financing of the Company that raises more than $5 million in gross proceeds. The loan includes customary events of default.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Promissory Note between the Company and Lifestyle Healthcare LLC, dated May 17, 2018
10.2	Promissory Note between the Company and Jainal Bhuiyan, dated May 17, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

By:	/s/ David Rosa
Name: David Rosa
Title: Chief Executive Officer

Dated: May 23, 2018

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